ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            POWER CAPITAL CORPORATION


         THE UNDERSIGNED, certify that:

1. They are the President and the Secretary, respectively, of POWER CAPITAL CORPORATION, a Nevada corporation.

2. Article First of the corporation's Articles of Incorporation is amended and, as amended, reads as follows:

                     "FIRST: The name of this corporation is
                        'HUAYANG INTERNATIONAL HOLDINGS,
                                    INC.'"

3. The corporation's outstanding shares of common Stock were reverse split on a one-for-230 basis.

         IN WITNESS WHEREOF, POWER CAPITAL CORPORATION has caused these Articles of Amendment to be signed and acknowledged by its President, Roger F. Tompkins and its Secretary, Bruce Tompkins, this 5th day of January, 1996.

                                            By:
                                               --------------------------------
                                                   Roger F. Tompkins, President



                                                -------------------------------
                                                      Bruce Tompkins, Secretary

STATE OF GEORGIA

                                           SS:

COUNTY OF DEKALB


         On this 5th day of January, 1996, before me the undersigned officer personally appeared ROGER F. TOMPKINS known personally to me to be the President of the above-named corporation, and that he being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer, stated that the statements therein contained are true and acknowledged to me that so executed the foregoing instrument and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

         (Notarial Seal)

                                                    ----------------------------
                                                              Notary Public

         On this 5th day of January, 1996, before me the undersigned officer personally appeared BRUCE TOMPKINS known personally to me to be the Secretary of the above-named corporation, and that he being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer, stated that the statements therein contained are true and acknowledged to me that he so executed the foregoing instrument and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

         (Notarial seal)

                                                    ----------------------------
                                                             Notary Public